Exhibit 99.1

2Q 2021

SmartFinancial Announces Results for the Second Quarter 2021

KNOXVILLE, TN – July 20, 2021 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $8.8 million, or $0.58 per diluted common share, for the second quarter of 2021, compared to net income of $6.2 million, or $0.41 per diluted common share, for the second quarter of 2020, and compared to net income of $9.8 million, or $0.65 per diluted common share, for the first quarter of 2021.  Operating earnings (Non-GAAP), which excludes securities gains, merger related and restructuring expenses and non-operating items, totaled $9.1 million, or $0.60 per diluted common share, in the second quarter of 2021, compared to $7.3 million, or $0.48 per diluted common share, in the second quarter of 2020, and compared to $9.8 million, or $0.65 per diluted common share, in the first quarter of 2021.

Highlights for the Second Quarter of 2021

●	Net organic loan growth of over $87 million, a 16.3% annualized quarter-over-quarter increase
●	Operating earnings (non-GAAP) of $9.1 million, or $0.60 per diluted share
●	Tangible book value per share (Non-GAAP) of $18.69, a 6.5% annualized quarter-over-quarter increase
●	Announced the $38.1 million proposed acquisition of Sevier County Bancshares
●	Announced and completed the acquisition of Fountain Equipment Finance (“Fountain”)
●	Hired three seasoned commercial banking team members in Auburn, Alabama

Billy Carroll, President & CEO, stated: “Our team continues to execute at a very high level, as evidenced by another nice quarter.  Growth has continued to be very strong, and our sales team are capitalizing on our outstanding markets.  We are also extremely excited to open SmartBank Auburn and continue to organically build out our Alabama footprint.”

SmartFinancial's Chairman, Miller Welborn, concluded: “Another incredibly solid quarter by our team. Our Board could not be more excited about the trajectory of our company. We continue to execute our growth strategy for loans, deposits and earnings and remain extremely bullish on our Company’s future.”

Net Interest Income and Net Interest Margin

Net interest income was $26.9 million for the second quarter of 2021, compared to $26.3 million for the first quarter of 2021. Average earning assets totaled $3.3 billion, an increase of $218.2 million. The growth was primarily driven by an increase in average cash and cash equivalents of $114.0 million, average securities of $26.9 million and average loans and leases of $79.9 million of which $35.7 million of the increase is related to the acquisition of Fountain during the second quarter.  Average interest-bearing liabilities increased $157.3 million, directly related to continued core deposit growth.

The tax equivalent net interest margin was 3.29% for the second quarter of 2021, compared to 3.48% for the first quarter of 2021. The tax equivalent net interest margin was impacted by a 23 basis point decrease in the average yield on interest-earning assets and offset by a 5 basis point decline in the rate on interest-bearing liabilities over the prior quarter.  The decrease in yield on interest-earning assets was primarily driven by a decreased level of loan discount accretion and Payroll Protection Program (“PPP”) fee accretion and additional excess liquidity from the significant deposit growth experienced during the first six months of 2021.  We recognized $1.1 million less of loan discount accretion and PPP fee accretion during the second quarter of 2021 when compared to the first quarter of 2021. However, the interest-earning yield compression was partially offset by the acquisition of Fountain, resulting in a positive margin impact of 13 basis points.

The lower yields on interest-earning assets continue to be mitigated, in part, by a lower cost of funds.  The yield on interest-bearing liabilities decreased to 0.49% for the second quarter of 2021 when compared to 0.54% for the first quarter of 2021. The cost of average interest-bearing deposits was 0.39% for the second quarter of 2021 compared to 0.44% for the first quarter of 2021, a decrease of 5 basis points. The lower cost of average deposits was attributable to the maturing and repricing of time deposits, which decreased 14 basis points during the period.  The cost of total deposits for the second quarter of 2021 was 0.29% compared to 0.33% in the first quarter of 2021.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Jun	Mar	Increase
Selected Interest Rates and Yields	2021	2021	(Decrease)
Yield on loans and leases	4.52%	4.67%	(0.15)%
Yield on earning assets, FTE	3.65%	3.88%	(0.23)%
Cost of interest-bearing deposits	0.39%	0.44%	(0.05)%
Cost of total deposits	0.29%	0.33%	(0.04)%
Cost of interest-bearing liabilities	0.49%	0.54%	(0.05)%
Net interest margin, FTE	3.29%	3.48%	(0.19)%

Provision for Loan and Lease Losses and Credit Quality

At June 30, 2021, the allowance for loan and lease losses was $18.3 million.  The allowance for loan and lease losses to total loans and leases was 0.74% as of June 30, 2021 and March 31, 2021, respectively.  For the Company’s originated loans and leases, the allowance for loan and lease losses to originated loans and leases, less PPP loans, was 0.86% as of June 30, 2021, compared to 0.93% as of March 31, 2021.  The remaining discounts on the acquired loan and lease portfolio totaled $13.0 million, or 3.61% of acquired loans and leases as of June 30, 2021.

The following table presents detailed information related to the provision for loan and lease losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar
Provision for Loan and Lease Losses Rollforward	2021	2021	Change
Beginning balance	$18,370	$18,346	$24
Charge-offs	(153)	(120)	(33)
Recoveries	98	77	21
Net charge-offs	(55)	(43)	(12)
Provision	(5)	67	72
Ending balance	$18,310	$18,370	$(60)

Allowance for loan losses to total loans and leases, gross	0.74%	0.74%	-%

The Company is not required to implement the provisions of the Current Expected Credit Losses (“CECL”) accounting standard until January 1, 2023 and is continuing to account for the allowance for loan and lease losses under the incurred loss model.

Nonperforming loans and leases as a percentage of total loans and leases was 0.15% as of June 30, 2021, a decrease of 10 basis points from the 0.25% reported in the first quarter of 2021.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.18% as of June 30, 2021, as compared to 0.29% as of March 31, 2021.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Credit Quality	2021	2021	(Decrease)
Nonaccrual loans and leases	$3,694	$4,739	$(1,045)
Loans and leases past due 90 days or more and still accruing	64	1,495	(1,431)
Total nonperforming loans and leases	3,758	6,234	(2,476)
Other real estate owned	2,499	3,946	(1,447)
Other repossessed assets	199	-	199
Total nonperforming assets	$6,456	$10,180	$(3,724)

Nonperforming loans and leases to total loans and leases, gross	0.15%	0.25%	(0.10)%
Nonperforming assets to total assets	0.18%	0.29%	(0.11)%

Noninterest Income

Noninterest income decreased $548 thousand to $5.1 million for the second quarter of 2021 compared to $5.7 million for the first quarter of 2021.  During the second quarter of 2021, the primary components of the changes in noninterest income were as follows:

●	Decrease in insurance commissions of $909 thousand, primarily due from larger commissions recognized in the prior quarter from the placement of life insurance policies;
●	Increase in other of $237 thousand, is primarily attributable to $155 thousand of new fee income from the acquisition of Fountain and an increase in the cash surrender value of bank owned life insurance (“BOLI”) income of $57 thousand.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Noninterest Income	2021	2021	(Decrease)
Service charges on deposit accounts	$1,048	$1,009	$39
Mortgage banking income	1,105	1,139	(34)
Investment services	567	531	36
Insurance commissions	557	1,466	(909)
Interchange and debit card transaction fees	922	839	83
Other	944	707	237
Total noninterest income	$5,143	$5,691	$(548)

Noninterest Expense

Noninterest expense increased $1.3 million to $20.8 million for the second quarter of 2021 compared to $19.5 million for the first quarter of 2021. During the second quarter of 2021, the primary components of the changes in noninterest expense were as follows:

●	Salaries and employee benefits increased $1.3 million, primarily due to the additional headcount from both the Fountain acquisition and hiring of the Gulf Coast Team, and from a reduction in deferred salary cost that was recognized in the prior quarter relating to the PPP loan originations;
●	Data processing and technology increased $130 thousand, primarily from continued infrastructure build;
●	Professional services increased $208 thousand, primarily from additional services performed during the quarter;
●	Merger related and restructuring expense increased $269 thousand: and
●Other decreased $502 thousand, primarily from an investment in a start-up fintech company recognized in the prior quarter.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Jun	Mar	Increase
Noninterest Expense	2021	2021	(Decrease)
Salaries and employee benefits	$12,203	$10,869	$1,334
Occupancy and equipment	2,294	2,341	(47)
FDIC insurance	371	371	-
Other real estate and loan related expenses	506	602	(96)
Advertising and marketing	230	190	40
Data processing and technology	1,509	1,379	130
Professional services	849	641	208
Amortization of intangibles	441	444	(3)
Merger related and restructuring expenses	372	103	269
Other	2,022	2,524	(502)
Total noninterest expense	$20,797	$19,464	$1,333

Income Tax Expense

Income tax expense was $2.5 million for the second quarter of 2021, a decrease of $194 thousand, compared to $2.7 million for the first quarter of 2021.

For the second quarter of 2021, the effective tax rate was 22.0% compared to 21.5% for the first quarter of 2021.

Balance Sheet Trends

Total assets at June 30, 2021 were $3.65 billion compared with $3.30 billion at December 31, 2020.  The increase of $349.4 million is primarily attributable to increases in cash and cash equivalents of $191.8 million, securities available-for-sale of $35.2 million, loans and leases of $86.1 million and bank owned life insurance of $40.8 million. The increase in loans and leases consisted of organic loan growth of $143.1 million and leases acquired from Fountain of $53.7 million, offset by $110.0 million in net PPP loan activity of $138.4 in originations and $248.4 million in forgiveness.

Total liabilities increased to $3.28 billion at June 30, 2021 from $2.95 billion at December 31, 2020.  The increase of $333.1 million was primarily from organic deposit growth of $334.3 million.

Shareholders' equity at June 30, 2021 totaled $373.4 million, an increase of $16.2 million, from December 31, 2020.  The increase in shareholders' equity was primarily from net income of $18.5 million for the six months ended June 30, 2021 and a net change in accumulated other comprehensive income of $155 thousand, which was offset by repurchase of the Company's common stock of $1.2 million and $1.8 million of dividends paid. Tangible book value per share (Non-GAAP) was $18.69 at June 30, 2021, an increase from $18.39 at March 31, 2021.  Tangible common equity (Non-GAAP) as a percentage of tangible assets (Non-GAAP) was 7.93% at June 30, 2021, compared with 8.41% at December 31, 2020.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Jun	Dec	Increase
Selected Balance Sheet Information	2021	2020	(Decrease)
Total assets	$3,654,356	$3,304,949	$349,407
Total liabilities	3,280,963	2,947,781	333,182
Total equity	373,393	357,168	16,225
Securities available-for-sale, at fair value	250,817	215,634	35,183
Loans and leases	2,468,318	2,382,243	86,075
Deposits	3,139,472	2,805,215	334,257
Borrowings	78,834	81,199	(2,365)

Conference Call Information

SmartFinancial issued this earnings release for the second quarter of 2021 on Tuesday, July 20, 2021, and will host a conference call on Wednesday, July 21, 2021, at 10:00 a.m. ET.  To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 5194560.  A replay of the conference call will be available through July 21, 2022, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10158581.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 am ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with 35 branches across East and Middle Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll
President & CEO
(865) 868-0613 billy.carroll@smartbank.com

Ron Gorczynski
Executive Vice President, Chief Financial Officer
(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets, (iv) operating return on average shareholder' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision earnings (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value; (xiv) tangible assets; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses, proceeds related to the termination of an Alabama Department of Economic and Community Affairs (“ADECA”) loan program, merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income earnings by average assets. Operating return on average shareholders' equity is the annualized operating earnings divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity. Operating return on average tangible common equity is the annualized operating earnings divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses, proceeds related to the termination of the ADECA loan program.  Operating pre-tax pre-provision earnings is net interest income plus operating noninterest income less operating noninterest expense.  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value is tangible common equity divided by common shares outstanding.  Tangible assets excludes goodwill and other intangibles from total assets.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements, including statements regarding the effects of the COVID-19 pandemic on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) risks related to the proposed acquisition of Sevier County Bancshares, Inc. (“SCB”); (7) the risk that the anticipated benefits from the proposed acquisition of SCB may not be realized in the time frame anticipated; (8) changes in management’s plans for the future; (9) prevailing, or changes in, economic or political conditions, particularly in our market areas; (10) credit risk associated with our lending activities; (11) changes in interest rates, loan demand, real estate values, or competition; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (15) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (16) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (17) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Jun	Mar	Dec	Sep	Jun
	2021	2021	2020	2020	2020
Assets:
Cash and cash equivalents	$673,515	$556,701	$481,719	$541,815	$399,467
Securities available-for-sale, at fair value	250,817	250,937	215,634	214,634	219,631
Other investments	14,584	14,728	14,794	14,829	14,829
Loans held for sale	4,334	7,870	11,721	11,292	6,330
Loans and leases	2,468,318	2,487,129	2,382,243	2,404,057	2,408,284
Less: Allowance for loan losses	(18,310)	(18,370)	(18,346)	(18,817)	(16,254)
Loans and leases, net	2,450,008	2,468,759	2,363,897	2,385,240	2,392,030
Premises and equipment, net	72,314	72,697	72,682	73,934	73,868
Other real estate owned	2,499	3,946	4,619	3,932	5,524
Goodwill and core deposit intangibles, net	90,966	86,350	86,471	86,710	86,327
Bank owned life insurance	72,013	71,586	31,215	31,034	30,853
Other assets	23,306	23,629	22,197	24,168	37,126
Total assets	$3,654,356	$3,557,203	$3,304,949	$3,387,588	$3,265,985
Liabilities:
Deposits:
Noninterest-bearing demand	$807,560	$777,968	$685,957	$669,733	$645,650
Interest-bearing demand	702,470	683,887	649,129	534,128	479,212
Money market and savings	1,140,029	1,073,941	919,631	871,098	762,246
Time deposits	489,413	512,417	550,498	577,064	652,581
Total deposits	3,139,472	3,048,213	2,805,215	2,652,023	2,539,689
Borrowings	78,834	82,642	81,199	319,391	318,855
Subordinated debt	39,388	39,367	39,346	39,325	39,304
Other liabilities	23,269	22,923	22,021	27,060	24,649
Total liabilities	3,280,963	3,193,145	2,947,781	3,037,799	2,922,497
Shareholders' Equity:
Common stock	15,110	15,105	15,107	15,233	15,217
Additional paid-in capital	252,039	251,836	252,693	254,626	254,396
Retained earnings	103,906	96,034	87,185	78,918	73,283
Accumulated other comprehensive income	2,338	1,083	2,183	1,012	592
Total shareholders' equity	373,393	364,058	357,168	349,789	343,488
Total liabilities & shareholders' equity	$3,654,356	$3,557,203	$3,304,949	$3,387,588	$3,265,985

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2021	2021	2020	2020	2020	2021	2020
Interest income:
Loans and leases, including fees	$28,323	$28,018	$28,594	$28,621	$28,663	$56,341	$55,097
Securities available-for-sale:
Taxable	916	724	609	546	589	1,640	1,268
Tax-exempt	304	259	306	364	416	563	699
Federal funds sold and other earning assets	309	291	303	327	277	600	879
Total interest income	29,852	29,292	29,812	29,858	29,945	59,144	57,943
Interest expense:
Deposits	2,248	2,331	2,580	2,897	3,366	4,579	8,120
Borrowings	123	117	142	334	249	241	339
Subordinated debt	584	584	584	584	584	1,167	1,167
Total interest expense	2,955	3,032	3,306	3,815	4,199	5,987	9,626
Net interest income	26,897	26,260	26,506	26,043	25,746	53,157	48,317
Provision for loan and lease losses	(5)	67	—	2,634	2,850	62	6,049
Net interest income after provision for loan and lease losses	26,902	26,193	26,506	23,409	22,896	53,095	42,268
Noninterest income:
Service charges on deposit accounts	1,048	1,009	1,032	892	709	2,057	1,479
Gain (loss) on sale of securities, net	—	—	—	(9)	16	—	16
Mortgage banking	1,105	1,139	1,331	1,029	931	2,244	1,515
Investment services	567	531	407	359	363	1,098	801
Insurance commissions	557	1,466	548	560	473	2,023	742
Interchange and debit card transaction fees	922	839	760	868	508	1,761	784
Other	944	707	898	422	511	1,652	993
Total noninterest income	5,143	5,691	4,976	4,121	3,511	10,835	6,330
Noninterest expense:
Salaries and employee benefits	12,203	10,869	11,516	11,032	10,357	23,072	20,363
Occupancy and equipment	2,294	2,341	2,256	2,186	1,996	4,635	3,906
FDIC insurance	371	371	297	534	180	741	360
Other real estate and loan related expense	506	602	516	643	346	1,108	892
Advertising and marketing	230	190	181	253	202	419	400
Data processing and technology	1,509	1,379	1,182	1,131	1,155	2,889	2,163
Professional services	849	641	786	594	868	1,490	1,578
Amortization of intangibles	441	444	571	402	405	886	767
Merger related and restructuring expenses	372	103	702	290	1,477	475	3,573
Other	2,022	2,524	1,946	2,102	1,820	4,547	3,598
Total noninterest expense	20,797	19,464	19,953	19,167	18,806	40,262	37,600
Income before income taxes	11,248	12,420	11,529	8,363	7,601	23,668	10,998
Income tax expense	2,470	2,664	2,499	1,968	1,427	5,134	2,091
Net income	$8,778	$9,756	$9,030	$6,395	$6,174	$18,534	$8,907
Earnings per common share:
Basic	$0.59	$0.65	$0.60	$0.42	$0.41	$1.24	$0.60
Diluted	$0.58	$0.65	$0.59	$0.42	$0.41	$1.23	$0.60
Weighted average common shares outstanding:
Basic	15,003,657	15,011,573	15,109,298	15,160,579	15,152,768	15,007,593	14,773,935
Diluted	15,126,184	15,111,947	15,182,796	15,210,611	15,202,335	15,118,924	14,842,486

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans and leases, including fees[2]	$2,508,388	$28,256	4.52%	$2,428,499	$27,943	4.67%	$2,359,101	$28,590	4.87%
Loans held for sale	5,315	67	5.03%	7,913	75	3.82%	6,868	73	4.28%
Taxable securities	164,935	916	2.23%	136,492	724	2.15%	122,135	589	1.94%
Tax-exempt securities	89,296	453	2.04%	90,849	409	1.82%	86,227	570	2.66%
Federal funds sold and other earning assets	531,125	309	0.23%	417,144	291	0.28%	297,696	277	0.37%
Total interest-earning assets	3,299,059	30,001	3.65%	3,080,897	29,442	3.88%	2,872,027	30,099	4.22%
Noninterest-earning assets	286,211			275,272			260,089
Total assets	$3,585,270			$3,356,169			$3,132,116

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$688,756	304	0.18%	$641,214	256	0.16%	$453,795	148	0.13%
Money market and savings deposits	1,117,290	905	0.32%	983,893	821	0.34%	748,673	614	0.33%
Time deposits	502,755	1,039	0.83%	526,062	1,254	0.97%	701,390	2,604	1.49%
Total interest-bearing deposits	2,308,801	2,248	0.39%	2,151,169	2,331	0.44%	1,903,858	3,366	0.71%
Borrowings[3]	81,525	123	0.61%	81,837	117	0.58%	237,143	249	0.42%
Subordinated debt	39,375	584	5.95%	39,354	584	6.01%	39,290	584	5.98%
Total interest-bearing liabilities	2,429,701	2,955	0.49%	2,272,360	3,032	0.54%	2,180,291	4,199	0.77%
Noninterest-bearing deposits	768,399			700,962			587,322
Other liabilities	17,845			21,928			24,642
Total liabilities	3,215,945			2,995,250			2,792,255
Shareholders' equity	369,325			360,919			339,861
Total liabilities and shareholders' equity	$3,585,270			$3,356,169			$3,132,116

Net interest income, taxable equivalent		$27,046			$26,410			$25,900
Interest rate spread			3.16%			3.33%			3.44%
Tax equivalent net interest margin			3.29%			3.48%			3.63%

Percentage of average interest-earning assets to average interest-bearing liabilities			135.78%			135.58%			131.73%
Percentage of average equity to average assets			10.30%			10.75%			10.85%

1 Taxable equivalent

2 Includes average balance of $266,114, $312,582 and $208,814 in PPP loans for the quarters ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively.

3 Includes average balance of $108,082 in Paycheck Protection Program Liquidity Facility (“PPPLF”) funding for the quarter ended June 30, 2020. No PPPLF funding was used for the quarters ended June 30, 2021 and March 31, 2021.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans and leases, including fees[2]	$2,468,665	$56,200	4.59%	$2,172,158	$54,979	5.09%
Loans held for sale	6,607	141	4.31%	5,581	118	4.26%
Taxable securities	150,792	1,640	2.19%	119,474	1,268	2.13%
Tax-exempt securities	90,068	862	1.93%	78,306	970	2.49%
Federal funds sold and other earning assets	474,449	600	0.26%	226,726	879	0.78%
Total interest-earning assets	3,190,581	59,443	3.76%	2,602,245	58,214	4.50%
Noninterest-earning assets	280,772			238,749
Total assets	$3,471,353			$2,840,994

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$665,116	560	0.17%	$421,288	583	0.28%
Money market and savings deposits	1,050,961	1,726	0.33%	707,003	2,003	0.57%
Time deposits	514,344	2,293	0.90%	693,382	5,534	1.61%
Total interest-bearing deposits	2,230,421	4,579	0.41%	1,821,673	8,120	0.90%
Borrowings[3]	81,680	241	0.59%	144,532	339	0.47%
Subordinated debt	39,364	1,167	5.98%	39,279	1,167	5.97%
Total interest-bearing liabilities	2,351,465	5,987	0.51%	2,005,484	9,626	0.97%
Noninterest-bearing deposits	734,867			481,432
Other liabilities	19,876			22,812
Total liabilities	3,106,208			2,509,728
Shareholders' equity	365,145			331,266
Total liabilities and shareholders' equity	$3,471,353			$2,840,994

Net interest income, taxable equivalent		$53,456			$48,588
Interest rate spread			3.25%			3.53%
Tax equivalent net interest margin			3.38%			3.75%

Percentage of average interest-earning assets to average interest-bearing liabilities			135.68%			129.76%
Percentage of average equity to average assets			10.52%			11.66%

1 Taxable equivalent

2 Includes average balance of $289,220 and $106,213 in PPP loans for the six months ended June 30, 2021 and 2020, respectively.

3 Includes average balance of $54,041 in Paycheck Protection Program Liquidity Facility (“PPPLF”) funding for the six months ended June 30, 2020. No PPPLF funding was used for the six months ended June 30, 2021.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Jun	Mar	Dec	Sep	Jun
	2021	2021	2020	2020	2020
Composition of Loans and Leases:
Commercial real estate:
owner occupied	$492,750	$477,293	$463,771	$467,569	$464,073
non-owner occupied	669,741	593,348	549,205	563,082	552,958
Commercial real estate, total	1,162,491	1,070,641	1,012,976	1,030,651	1,017,031
Commercial & industrial	496,114	686,010	634,446	644,498	637,450
Construction & land development	300,704	285,973	278,075	275,172	279,216
Consumer real estate	444,640	432,486	443,930	440,310	459,861
Leases	53,038	—	—	—	—
Consumer and other	11,331	12,019	12,816	13,426	14,726
Total loans and leases	$2,468,318	$2,487,129	$2,382,243	$2,404,057	$2,408,284

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$3,758	$6,234	$5,782	$2,248	$3,776
Other real estate owned	2,499	3,946	4,619	3,932	5,524
Other repossessed assets	199	—	—	—	—
Total nonperforming assets	$6,456	$10,180	$10,401	$6,180	$9,300
Restructured loans and leases not included in nonperforming loans and leases	$219	$250	$257	$8	$9
Net charge-offs to average loans and leases (annualized)	0.01%	0.01%	0.08%	0.01%	—%
Allowance for loan and leases losses to loans and leases	0.74%	0.74%	0.77%	0.78%	0.67%
Nonperforming loans and leases to total loans and leases, gross	0.15%	0.25%	0.24%	0.09%	0.16%
Nonperforming assets to total assets	0.18%	0.29%	0.31%	0.18%	0.28%
Acquired loan and lease fair value discount balance	$12,982	$12,951	$14,467	$15,141	$16,187
Accretion income on acquired loans and leases	761	1,636	768	960	888
PPP net fees deferred balance	6,651	7,351	4,190	6,348	8,582
PPP net fees recognized	2,132	2,398	2,157	1,812	1,909

Capital Ratios:
Equity to Assets	10.22%	10.23%	10.81%	10.33%	10.52%
Tangible common equity to tangible assets (Non-GAAP)[1]	7.93%	8.00%	8.41%	7.97%	8.09%

SmartFinancial, Inc.[2]
Tier 1 leverage	8.10%	8.55%	8.69%	8.78%	8.83%
Common equity Tier 1	10.66%	11.29%	11.61%	11.33%	10.92%
Tier 1 capital	10.66%	11.29%	11.61%	11.33%	10.92%
Total capital	12.83%	13.62%	14.07%	13.81%	13.25%

SmartBank	Estimated[3]
Tier 1 leverage	8.76%	9.33%	9.58%	9.74%	9.82%
Common equity Tier 1	11.53%	12.31%	12.79%	12.57%	12.14%
Tier 1 capital	11.53%	12.31%	12.79%	12.57%	12.14%
Total capital	12.22%	13.05%	13.57%	13.37%	12.82%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2021	2021	2020	2020	2020	2021	2020
Selected Performance Ratios (Annualized):
Return on average assets	0.98%	1.18%	1.11%	0.76%	0.79%	1.08%	0.63%
Return on average shareholders' equity	9.53%	10.96%	10.15%	7.31%	7.31%	10.24%	5.41%
Return on average tangible common equity¹	12.54%	14.41%	13.43%	9.72%	9.80%	13.46%	7.23%
Noninterest income / average assets	0.58%	0.69%	0.61%	0.49%	0.45%	0.63%	0.45%
Noninterest expense / average assets	2.33%	2.35%	2.46%	2.28%	2.41%	2.34%	2.66%
Efficiency ratio	64.91%	60.92%	63.38%	63.54%	64.28%	62.92%	68.81%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	1.01%	1.19%	1.14%	0.79%	0.93%	1.10%	0.82%
Operating PTPP return on average assets[1]	1.30%	1.52%	1.45%	1.35%	1.53%	1.41%	1.46%
Operating return on average shareholders' equity[1]	9.83%	11.05%	10.34%	7.57%	8.58%	10.43%	7.00%
Operating return on average tangible common equity[1]	12.93%	14.53%	13.69%	10.06%	11.51%	13.72%	9.36%
Operating efficiency ratio[1]	63.46%	60.32%	60.86%	62.25%	58.95%	61.89%	61.98%
Operating noninterest income / average assets[1]	0.58%	0.69%	0.56%	0.49%	0.45%	0.63%	0.45%
Operating noninterest expense / average assets[1]	2.29%	2.34%	2.37%	2.25%	2.23%	2.31%	2.41%

Selected Interest Rates and Yields:
Yield on loans and leases	4.52%	4.67%	4.72%	4.71%	4.87%	4.59%	5.09%
Yield on earning assets, FTE	3.65%	3.88%	4.01%	3.88%	4.22%	3.76%	4.50%
Cost of interest-bearing deposits	0.39%	0.44%	0.50%	0.59%	0.71%	0.41%	0.90%
Cost of total deposits	0.29%	0.33%	0.38%	0.44%	0.54%	0.31%	0.71%
Cost of interest-bearing liabilities	0.49%	0.54%	0.60%	0.65%	0.77%	0.51%	0.97%
Net interest margin, FTE	3.29%	3.48%	3.57%	3.39%	3.63%	3.38%	3.75%

Per Common Share:
Net income, basic	$0.59	$0.65	$0.60	$0.42	$0.41	$1.24	$0.60
Net income, diluted	0.58	0.65	0.59	0.42	0.41	1.23	0.60
Operating earnings, basic¹	0.60	0.65	0.61	0.44	0.48	1.25	0.78
Operating earnings, diluted¹	0.60	0.65	0.61	0.44	0.48	1.25	0.78
Book value	24.71	24.10	23.64	22.96	22.57	24.71	22.57
Tangible book value¹	18.69	18.39	17.92	17.27	16.90	18.69	16.90
Common shares outstanding	15,109,736	15,104,536	15,107,214	15,233,227	15,216,932	15,109,736	15,216,932

¹See reconciliation of Non-GAAP measures

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2021	2021	2020	2020	2020	2021	2020
Operating Earnings:
Net income (GAAP)	$8,778	$9,756	$9,030	$6,395	$6,174	$18,534	$8,907
Noninterest income:
Securities gains (losses), net	—	—	—	9	(16)	—	(16)
ADECA termination proceeds	—	—	(465)	—	—	—	—
Noninterest expenses:
Merger related and restructuring expenses	372	103	702	290	1,477	475	3,573
Income taxes:
Income tax effect of adjustments	(96)	(27)	(62)	(77)	(382)	(123)	(931)
Operating earnings (Non-GAAP)	$9,054	$9,832	$9,205	$6,617	$7,253	$18,886	$11,533
Operating earnings per common share (Non-GAAP):
Basic	$0.60	$0.65	$0.61	$0.44	$0.48	$1.25	$0.78
Diluted	0.60	0.65	0.61	0.44	0.48	1.25	0.78

Operating Noninterest Income:
Noninterest income (GAAP)	$5,143	$5,691	$4,976	$4,121	$3,511	$10,835	$6,330
Securities gains (losses), net	—	—	—	9	(16)	—	(16)
ADECA termination proceeds	—	—	(465)	—	—	—	—
Operating noninterest income (Non-GAAP)	$5,143	$5,691	$4,511	$4,130	$3,495	$10,835	$6,314
Operating noninterest income (Non-GAAP)/average assets[1]	0.58%	0.69%	0.56%	0.49%	0.45%	0.63%	0.45%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$20,797	$19,464	$19,953	$19,167	$18,806	$40,262	$37,600
Merger related and restructuring expenses	(372)	(103)	(702)	(290)	(1,477)	(475)	(3,573)
Operating noninterest expense (Non-GAAP)	$20,425	$19,361	$19,251	$18,877	$17,329	$39,787	$34,027
Operating noninterest expense (Non-GAAP)/average assets[2]	2.29%	2.34%	2.37%	2.25%	2.23%	2.31%	2.41%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$26,897	$26,260	$26,506	$26,043	$25,746	$53,157	$48,317
Operating noninterest income	5,143	5,691	4,511	4,130	3,495	10,835	6,314
Operating noninterest expense	(20,425)	(19,361)	(19,251)	(18,877)	(17,329)	(39,787)	(34,027)
Operating PTPP earnings (Non-GAAP)	$11,615	$12,590	$11,766	$11,296	$11,912	$24,205	$20,604

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	1.01%	1.19%	1.14%	0.79%	0.93%	1.10%	0.82%
Operating PTPP return on average assets (Non-GAAP)[4]	1.30%	1.52%	1.45%	1.35%	1.53%	1.41%	1.46%
Return on average tangible common equity (Non-GAAP)[5]	12.54%	14.41%	13.43%	9.72%	9.80%	13.46%	7.23%
Operating return on average shareholders' equity (Non-GAAP)[6]	9.83%	11.05%	10.34%	7.57%	8.58%	10.43%	7.00%
Operating return on average tangible common equity (Non-GAAP)[7]	12.93%	14.53%	13.69%	10.06%	11.51%	13.72%	9.36%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	64.91%	60.92%	63.38%	63.54%	64.28%	62.92%	68.81%
Adjustment for taxable equivalent yields	(0.30)%	(0.28)%	(0.30)%	(0.32)%	(0.34)%	(0.31)%	(0.34)%
Adjustment for securities gains (losses)	—%	—%	—%	0.02%	(0.04)%	—%	(0.02)%
Adjustment for merger related income and costs	(1.15)%	(0.32)%	(2.22)%	(0.99)%	(4.95)%	(0.72)%	(6.46)%
Operating efficiency ratio (Non-GAAP)	63.46%	60.32%	60.86%	62.25%	58.95%	61.89%	61.98%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2021	2021	2020	2020	2020	2021	2020
Tangible Common Equity:
Shareholders' equity (GAAP)	$373,393	$364,058	$357,168	$349,789	$343,488	$373,393	$343,488
Less goodwill and other intangible assets	90,966	86,350	86,471	86,710	86,327	90,966	86,327
Tangible common equity (Non-GAAP)	$282,427	$277,708	$270,697	$263,079	$257,161	$282,427	$257,161

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$369,325	$360,919	$354,026	$347,907	$339,861	$365,145	$331,266
Less average goodwill and other intangible assets	88,551	86,424	86,561	86,206	86,484	87,494	83,427
Average tangible common equity (Non-GAAP)	$280,774	$274,495	$267,465	$261,701	$253,377	$277,651	$247,839

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$24.71	$24.10	$23.64	$22.96	$22.57	$24.71	$22.57
Adjustment due to goodwill and other intangible assets	(6.02)	(5.71)	(5.72)	(5.69)	(5.67)	(6.02)	(5.67)
Tangible book value per common share (Non-GAAP)[1]	$18.69	$18.39	$17.92	$17.27	$16.90	$18.69	$16.90

Tangible Common Equity to Tangible Assets:
Total Assets	$3,654,356	$3,557,203	$3,304,949	$3,387,588	$3,265,985	$3,654,356	$3,265,985
Less goodwill and other intangibles	90,966	86,350	86,471	86,710	86,327	90,966	86,327
Tangible Assets (Non-GAAP):	$3,563,390	$3,470,853	$3,218,478	$3,300,878	$3,179,658	$3,563,390	$3,179,658
Tangible common equity to tangible assets (Non-GAAP)	7.93%	8.00%	8.41%	7.97%	8.09%	7.93%	8.09%

1Tangible book value per share is computed by dividing total stockholder's equity, less goodwill and other intangible assets by common shares outstanding.